EXHIBIT (a)(1)(ii)

LETTER OF TRANSMITTAL

to Be Used to Tender Units of

BLACKROCK PREFERRED PARTNERS LLC

Pursuant to the Offer to Purchase

Dated March 27, 2017

THE EXPIRATION DATE AND WITHDRAWAL DEADLINE IS 4:00 P.M.,
EASTERN TIME, ON THURSDAY, APRIL 27, 2017, UNLESS EXTENDED

     BlackRock Preferred Partners LLC
c/o BNY Mellon TA Alternative Investment RIC Funds
4400 Computer Drive
Westborough, MA 01581
Telephone Information Number: 1-888-919-6902

Delivery to an address other than that shown above does not constitute valid delivery.

     This Letter of Transmittal is to be used only if the Member is effecting the tender offer transaction himself or herself by transmitting the necessary documents to The Bank of New York Mellon, the Fund’s administrator.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to BlackRock Preferred Partners LLC, a closed-end investment company organized under the laws of the State of Delaware (the “Fund”), some or all of its limited liability company interests of the Fund (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated March 27, 2017 receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the Units tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints The Bank of New York Mellon (the “Administrator”) as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Units for cancellation of such Units on the Fund’s books. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units tendered hereby. In the case of Units held in an investment account, the Administrator will cancel the tender order and no Units will be withdrawn from the account.

     For Units (or portions thereof) tendered and accepted for repurchase, members of the Fund (“Members”) will receive and be bound by the terms of a repurchase instrument (the “Repurchase Instrument”), as set forth in the Fund’s Amended and Restated Limited Liability Company Agreement, dated as of June 6, 2012, included as an exhibit to Post-Effective Amendment No. 1 to the Fund’s Registration Statement on Form N-2 filed with the SEC on June 8, 2012 and incorporated herein by reference, entitling the Member to be paid an amount equal to the net asset value per Unit accepted for repurchase determined as of June 30, 2017 (or a later date determined by the Fund if the Offer is extended), less any applicable early repurchase fee due to the Fund in connection with the Offer, and subject to the terms thereof. Payment in accordance with, and subject to, the terms of the Repurchase Instrument will be made by check issued to the order of the undersigned and mailed to the address indicated in the “Description of Units Tendered” table below.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

     1. Guarantee of Signatures. Except for a Letter of Transmittal delivered by a Member who holds Units through a broker, dealer, commercial bank, trust company or other nominee, the signatures on a Letter of Transmittal MUST be guaranteed by a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States, the existence and validity of which may be verified by the Administrator through the use of industry publications. Notarized signatures are not sufficient. You can obtain a medallion signature guarantee stamp from a bank, securities dealer, securities broker, credit union, savings and loan association, national securities exchange or registered securities association. For a Letter of Transmittal delivered by a Member who holds Units through a broker, dealer, commercial bank, trust company or other nominee, the signatures do not require a medallion stamp guarantee. This Letter of Transmittal must be used to effect the tender offer transaction.

     2. Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal must be received by the Administrator prior to 4:00 p.m. Eastern time on April 27, 2017.

     The method of delivery of all documents is at the election and risk of the tendering Member.

     3. Inadequate Space. If the space provided in the “Description of Units Tendered” table is inadequate, the number of Units should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Units in your account submitted are to be tendered, fill in the number of Units that are to be tendered in the column entitled “No. of Units Tendered.” All Units in your account are deemed to have been tendered unless otherwise indicated. The Fund requires that each tendering Member tender a minimum of $10,000 worth of Units (or all of such Member’s Units if less), subject to the ability of the Fund’s management or the Board of Directors (the “Board”) to permit a Member to tender a lesser amount in its discretion. A Member tendering only a portion of its Units for repurchase will be required to continue to hold Units with a value of at least $25,000 after giving effect to the repurchase, subject to the Board’s ability to permit a Member to continue to hold Units in a lesser amount in the Board’s discretion. If a Member tenders an amount that would cause the value of its Units in the Fund to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Member so the value of the Member’s Units is above the minimum or to repurchase all of the Member’s Units.

     5. Signatures and Account Numbers on Letter of Transmittal, Authorization and Endorsements.

     (a) If the Letter of Transmittal is signed by the registered holder of the Units tendered hereby, the signature(s) must correspond with the name(s) in which the Units are registered.

     (b) The account number(s) provided by a Member on the Letter of Transmittal must correspond with the account number(s) of the account(s) in which the Units are registered, and the Fund may, in its sole discretion, reject any Letter of Transmittal in which such account numbers do not match.

     (c) If the Units are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (d) If any tendered Units are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Units.

     (e) When this Letter of Transmittal is signed by the registered holder(s) of the Units listed, no separate authorizations are required.

     (f) If this Letter of Transmittal or authorizations are signed by directors, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

     6. Transfer Taxes. Transfer taxes may be applicable under certain circumstances. You should consult your own tax adviser for a complete description of the tax consequences to you of a sale of Units pursuant to the Offer.

     7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Fund in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of the Fund or counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Units or any particular Member, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. None of the Fund, BlackRock Advisors, LLC, the Administrator, BlackRock Investments, LLC or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     8. Important Tax Information. Under Federal income tax law, a Member whose tendered Units are accepted for payment is required by law to provide the Administrator (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form in this Letter of Transmittal.

BLACKROCK PREFERRED PARTNERS LLC DESCRIPTION OF UNITS TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Member(s) and Account Numbers
(Please Fill in Exactly the Name(s) of the Member(s) and the	Units Tendered
Account Number(s) in which the Units are Registered)	(Attach additional schedules if necessary)
Name(s) and Address(es) of Member(s):	No. of Units Tendered*
Such tender is with respect to (specify one):
Name(s) and Address(es) of Joint Member(s):	☐ All of the Member’s Units
☐ A portion of the Member’s Units

Account No.**	Total Units Tendered: __________
*	To be completed by all tendering Members. If you desire to tender fewer than all Units held in your account listed above, please indicate in this column the number of Units you wish to tender. Otherwise, all Units held in your account will be deemed to have been tendered.
**	The account number(s) provided by a Member must correspond with the account number(s) of the account(s) in which the Units are registered, and the Fund may, in its sole discretion, reject any Letter of Transmittal in which such account numbers do not match.

SIGNATURE FORM —SIGN HERE— (See Instructions 1, 5 and 8)
Social Security No. or Taxpayer Identification No. _____________
Exempt Payee Code* ___________________________________
Exemption from FATCA Reporting Code* ___________________
*Please refer to IRS Form W-9 for further instructions on exemption codes.
Under penalty of perjury, by my signature below, I certify that the Social Security/Taxpayer ID Number set forth above is my true, correct and complete Social Security/Taxpayer ID Number, and that I am a taxable United States person.
Under penalty of perjury, by signature below, I certify that I am not subject to backup withholding, either because the I am exempt from backup withholding, or because (i) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, or (ii) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.
Under penalty of perjury, by signature below, I certify that the FATCA code set forth above (if any) indicating that I am exempt from FATCA reporting is correct.
☐ CHECK THE BOX IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE YOU HAVE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON YOUR TAX RETURN.
I will notify the Fund within 30 days of any changes in the information set forth in this certification.

(Signature(s) of Owner(s) Exactly as Registered)
Name(s)
Address(es)
(Please Print)
Telephone Number ( ) _________________

Signature(s) Guaranteed***

***	A medallion stamp guarantee is only required for a Letter of Transmittal delivered by a Member who does not hold Units through a broker, dealer, commercial bank, trust company or other nominee.